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                                                                    Exhibit 5(a)

             [Letterhead of Citigroup Global Markets Holdings Inc.]

                                            October 7, 2004

Citigroup Global Markets Holdings Inc.
CGMH Capital II
CGMH Capital III
CGMH Capital IV
c/o Citigroup Global Markets Holdings Inc.
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

            I am General Counsel of Citigroup Global Markets Holdings Inc., a New York corporation (the "Company"), and have acted as counsel to CGMH Capital II, CGMH Capital III and CGMH Capital IV (each, a "CGMH Trust" and, together, the "CGMH Trusts"), each a statutory trust formed under the laws of the State of Delaware. I refer to the filing by the Company and the CGMH Trusts with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") relating to (i) debt securities of the Company, which may be senior debt securities (the "Senior Securities") or subordinated debt securities (the "Subordinated Securities"),
(ii) warrants ("Index Warrants") representing the right to receive, upon exercise, an amount in cash that will be determined by reference to prices, yields, levels or other specified objective measures, (iii) preferred securities (the "Trust Preferred Securities") of each of the CGMH Trusts, (iv) junior subordinated debt securities (the "Junior Subordinated Debt Securities" and collectively with the Subordinated Securities and the Senior Securities, the "Debt Securities") issued in connection with the offering of the Trust Preferred Securities of each of the CGMH Trusts and (v) guarantees by the Company of certain payments on the Trust Preferred Securities of each of the CGMH Trusts (the "Guarantees"). The Debt Securities, Index Warrants, Trust Preferred Securities and Guarantees are referred to herein collectively as the "Offered Securities". The Offered Securities being registered under the Registration Statement, together with securities registered under a previously filed registration statement, will have an aggregate initial offering price of up to $10,945,831,296 or the equivalent thereof in foreign currencies or composite currencies and will be offered on a continued or delayed basis pursuant to the provisions of Rule 415 under the Securities Act of 1933, as amended (the "Act").

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            Unless otherwise provided in any prospectus supplement forming a part of the Registration Statement relating to a particular series of Debt Securities, the Senior Securities will be issued under an Indenture dated as of October 27, 1993, as amended (the "Senior Indenture"), between the Company and The Bank of New York (the "Senior Trustee"), as Senior Trustee, the Subordinated Securities will be issued under an Indenture dated as of December 1, 1988, as amended (the "Subordinated Indenture"), between the Company and Deutsche Bank Trust Company Americas (the "Subordinated Trustee"), as Subordinated Trustee and the Junior Subordinated Debt Securities will be issued under an indenture (the "Junior Subordinated Indenture"), between the Company and JPMorgan Chase Bank (the "Junior Subordinated Trustee" and each of the Junior Subordinated Trustee, the Senior Trustee and the Subordinated Trustee, a "Trustee"). The Index Warrants will be issued under one or more warrant agreements (each, a "Warrant Agreement"), each to be entered into between the Company and one or more institutions as identified in the applicable Warrant Agreement. The Trust Preferred Securities will be issued under an Amended and Restated Declaration of Trust of each CGMH Trust (each, a "Declaration" and, together, the "Declarations"), each such Declaration being among the Company, as sponsor and as the issuer of the Junior Subordinated Debt Securities to be held by the property trustee described below, JPMorgan Chase Bank, as indenture trustee (the "Trust Preferred Trustee"), Chase Manhattan Bank USA, National Association, as property trustee (the "Property Trustee"), and Scott Freidenrich, Cliff Verron and Geoffrey S. Richards, as regular trustees. The Guarantees will be issued by the Company pursuant to one or more guarantee agreements (each, a "Guarantee Agreement") between the Company and the Junior Subordinated Trustee, for the benefit of the holders of the Trust Preferred Securities.

            I, or attorneys under my supervision, have examined and am familiar with originals, or copies certified or otherwise identified to my satisfaction, of such corporate records of the Company, certificates or documents as I have deemed appropriate as a basis for the opinions expressed below. In such examination, I (or such persons) have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me (or such persons) as originals, the conformity to original documents of all documents submitted to me (or such persons) as certified or photostatic copies and the authenticity of the originals of such copies.

            Based upon and subject to the foregoing and assuming that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws at the time the Offered Securities are offered or issued as contemplated by the Registration Statement; (ii) a Prospectus, Prospectus Supplement, Pricing Supplement and/or term sheet will have been prepared and filed with the Commission describing the Offered Securities offered thereby and will comply with all applicable laws; (iii) all Offered Securities will be issued and sold in compliance with applicable federal and state laws and in the manner stated in the Registration Statement and the appropriate Prospectus, Prospectus Supplement, Pricing Supplement and/or term sheet; (iv) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Offered Securities offered or issued will have been duly authorized and validly executed and delivered by the parties thereto; (v) the Offered Securities will be sold and delivered at the price and in accordance with the terms of such agreement and as set forth in the Registration Statement and the Prospectus(es), Prospectus Supplement(s), Pricing Supplement(s) or term sheet(s) referred to therein; and (vi) the Company and/or the CGMH Trust(s) will authorize the offering

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and issuance of the Offered Securities and the terms and conditions thereof and will take any other appropriate additional corporate action, I am of the opinion that:

            1. With respect to Debt Securities to be issued under the Senior Indenture, the Subordinated Indenture or the Junior Subordinated Indenture, assuming the (i) due qualification of the Trustee and the applicable Indenture under the Trust Indenture Act of 1939, (ii) due authorization, execution, and delivery of the Senior Indenture or the Subordinated Indenture by the applicable Trustee or the Junior Subordinated Indenture by the parties thereto, as applicable and (iii) due execution, authentication and delivery of the Debt Securities in accordance with the terms of the applicable Indenture, such Debt Securities will be legal, valid and binding obligations of the Company and will be entitled to the benefits of the applicable Indenture.

            2. With respect to the Index Warrants, assuming the (i) due authorization, execution and delivery of the applicable Warrant Agreement by the parties thereto, and (ii) due execution, countersignature and delivery of the Index Warrants, such Index Warrants will be legal, valid and binding obligations of the Company.

            3. With respect to the Trust Preferred Securities of each CGMH Trust, assuming the (i) due qualification of the Trust Preferred Trustee and the Declaration of such CGMH Trust under the Trust Indenture Act of 1939, (ii) due authorization, execution and delivery of the Declaration of such CGMH Trust by the parties thereto, and (iii) due execution and delivery of the Trust Preferred Securities of such CGMH Trust in accordance with the Declaration of such Trust,
(a) such Trust Preferred Securities will be duly authorized, validly issued and fully paid and nonassessable, representing undivided beneficial interests in the assets of such CGMH Trust and (b) the holders of such Trust Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. I bring to your attention, however, that the holders of Trust Preferred Securities may be obligated, pursuant to the Declaration of such CGMH Trust, to (i) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers of Trust Preferred Securities of such CGMH Trust and (ii) provide indemnity and security in connection with the requests of or directions to the Property Trustee of such CGMH Trust to exercise its rights and powers under the Declaration of such CGMH Trust.

            4. With respect to the Guarantee of the Trust Preferred Securities of each CGMH Trust, assuming the due authorization, execution and delivery of the applicable Guarantee Agreement by the parties thereto, such Guarantee will be a legal, valid and binding obligation of the Company.

            Insofar as my opinion relates to the validity, binding effect or enforceability of any agreement or obligation of the Company, it is subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and subject to general principles of equity, regardless of whether such is considered in a proceeding in equity or at law.

            My opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of New York, the General Corporation Law of the State of

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Delaware and the Delaware Statutory Trust Act (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the General Corporation Law of the State of Delaware, the Delaware Statutory Trust Act and such applicable provisions of the Delaware Constitution). I am not admitted to the practice of law in the State of Delaware.

                  I consent to the filing of this opinion in the Registration Statement and to the reference to my name in the Prospectuses and Prospectus Supplements constituting a part of such Registration Statement under the heading "Legal Matters". In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

                                              Very truly yours,

                                              /s/ Edward F. Greene
                                              ----------------------------------
                                              Edward F. Greene

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